SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 --------

                                FORM 8-A/A-2

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                            DEPARTMENT 56, INC.
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           (Exact name of registrant as specified in its charter)


                 Delaware                                13-3684956
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  (State of incorporation or organization)            (I.R.S. Employer
                                                      Identification No.)
               One Village Place
            6436 City West Parkway                          55344
               Eden Prairie, MN
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 (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange
Title of each class                           on which each class
to be so registered                           is to be registered
-------------------                           -------------------

Preferred Stock Purchase Rights               New York Stock Exchange

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                             (Title of Class)


          This Amendment No.2 is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A, filed as of April 24, 1997 and amended on May 12, 1997 (as amended, the
"Registration Statement") by Department 56, Inc., a Delaware corporation (the "Company").

Item 1.   Description of Securities to be Registered.
          ------------------------------------------

          On March 13, 1998, the Board of Directors of the Company approved an amendment (the "Amendment") to the Rights Agreement, dated as of April 23, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, which amendment became effective as of March 13, 1998.

          Under the Amendment, the definition of an "Acquiring Person" has been modified to decrease from 20% to 18.5% the threshold of beneficial ownership of the Company's common stock at which a person is deemed to be an Acquiring Person.

          The Amendment is attached hereto as Exhibit 1, which is incorporated by reference herein in its entirety. The foregoing description does not purport to be complete and is qualified in its entirety by reference to that Exhibit 1.

Item 2.   Exhibits.
          --------

          1. First Amendment dated as of March 13, 1998 to the Rights Agreement, dated as of April 23, 1997, between Department 56, Inc. and ChaseMellon Shareholder Services, L.L.C.


                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No.2 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DEPARTMENT 56, INC.


                                        By:   /s/  David H. Weiser
                                              ---------------------------
                                        Name:     David H. Weiser
                                        Title:    Senior Vice President

Dated:  March 16 , 1998


                               EXHIBIT INDEX
                               -------------


Exhibit                           Description                              Page
-------                           -----------                              ----
   1.     First Amendment dated as of March 13, 1998 to the Rights           5
          Agreement, dated as of April 23, 1997, between Department 56, Inc. and ChaseMellon Shareholder
          Services, L.L.C.